Exhibit 99.1

Mister Car Wash Announces Fourth Quarter and Full Year 2025 Results

Net revenues increased 4%

Comparable-store sales increased 1.6%

Unlimited Wash Club® (“UWC”) memberships increased 7%

Opened 16 new greenfield locations

Tucson, Ariz., February 18, 2026 – Mister Car Wash, Inc. (the “Company”) (Nasdaq: MCW), the nation’s leading car wash brand, today announced its financial results for the quarter and year ended December 31, 2025.

“We delivered a strong finish to 2025, highlighted by solid membership growth of 7% in the fourth quarter to end the year with nearly 2.3 million members, positioning us exceptionally well as we enter 2026,” said John Lai, Chairperson and CEO of Mister Car Wash. “In addition, we surpassed $1 billion in revenue for the full year for the first time in our history. These results reflect the consistency of our operating model, the strength of our customer value proposition, and the outstanding execution of our teams across the business.”

Fourth Quarter 2025 Highlights:

•	Net revenues increased 4% to $261.2 million, up from $251.2 million in the fourth quarter of 2024.

•	Comparable-store sales increased 1.6% during the quarter.

•	UWC sales represented 79% of total wash sales compared to 75% in the fourth quarter of 2024.

•	Ended the quarter with approximately 2.3 million UWC members representing a year-over-year increase of 147 thousand members or 7%.

•

Opened 16 new greenfield locations and acquired five locations, bringing the total net number of car wash locations operated to 548 as of December 31, 2025, an increase of 7% compared to 514 car wash locations as of December 31, 2024.

•	Net income and net income per diluted share were $20.1 million and $0.06, respectively.

•	Adjusted net income(1) and adjusted net income per diluted share(1) were $37.0 million and $0.11, respectively.

•	Adjusted EBITDA(1) increased 10% to $86.0 million from $78.3 million in the fourth quarter of 2024.

Full Year Highlights:

•	Net revenues increased 6% to $1,051.7 million, up from $994.7 million in the prior year.

•	Comparable-store sales increased 2.9%.

•	Opened 29 new greenfield locations.

•	Net income and net income per diluted share were $103.1 million and $0.31, respectively.

•	Adjusted net income(1) and adjusted net income per diluted share(1) were $145.0 million and $0.44, respectively.

•	Adjusted EBITDA(1) increased 8% to $345.4 million from $320.9 million in 2024.

(1)

Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Location Count

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025
Beginning location count	527	501	514
Locations acquired	5	—	5
Greenfield locations opened	16	14	29
Relocations	—	1	—
Closures	—	(2)	—

Ending location count	548	514	548

Balance Sheet and Cash Flow Highlights:

•

As of December 31, 2025, cash and cash equivalents totaled $28.5 million, compared to $67.5 million as of December 31, 2024. There were no borrowings under the Company’s Revolving Commitment as of December 31, 2025 and December 31, 2024.

•	Net cash provided by operating activities totaled $285.7 million compared to $248.6 million for the twelve months ended December 31, 2025 and 2024, respectively.

•	Free cash flow(2) totaled $30.3 million compared to $(81.5) million for the twelve months ended December 31, 2025 and 2024, respectively.

•	Free cash flow excluding growth capital expenditures(2) totaled $257.2 million compared to $219.3 million for the twelve months ended December 31, 2025 and 2024, respectively.

Sale-Leasebacks and Rent Expense:

•

In the fourth quarter of 2025, the Company had eight sale-leaseback transactions involving eight car wash locations for aggregate consideration of $43.4 million, bringing the full year aggregate proceeds from sale-leaseback transactions to $48.4 million for nine car wash locations.

•	With 492 car wash leases as of December 31, 2025, versus 470 car wash leases as of December 31, 2024, rent expense, net increased 9% to $31.2 million, compared to the fourth quarter of 2024.

2026 Outlook and Conference Call Update

In light of the separately announced transaction with Leonard Green & Partners, the Company will not be providing a 2026 outlook and has canceled its earnings conference call that was previously scheduled for today, February 18, 2026, at 4:30 p.m. Eastern Time.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (Nasdaq: MCW) operates approximately 550 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more, visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow, and free cash flow excluding growth capital expenditures (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, debt refinancing costs, and other nonrecurring charges.

Beginning in 2025, the Company has made certain changes to its definitions for adjusted net income and adjusted net income per diluted share that impact the comparability of the metrics to prior periods. Specifically, the Company will no longer include non-cash rent expense in its reconciliation of net income to adjusted net income. Accordingly, the Company’s 2025 adjusted net income and adjusted net income per diluted share guidance reflects the Company’s updated definition of adjusted net income and adjusted net income per diluted share. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment in a period. Free cash flow excluding growth capital expenditures is defined as operating cash flows less purchases of maintenance property and equipment. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow excluding growth capital expenditures includes purchases of maintenance property and equipment, which are uses of cash that are necessary to maintain the Company’s existing business operations, including its washes and support functions. Free cash flow excluding growth capital expenditures provides a supplemental view of cash flow generation before investments in growth capital, which expand future business operations, including the opening or improvement of washes and service capabilities. Free cash flow and free cash flow excluding growth capital expenditures have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as debt repayments or payments made for business acquisitions.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit agreement uses measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. Free cash flow and discretionary free cash flow also have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments or payments made for business acquisitions.

Contacts

Investor Relations

Edward Plank, Mister Car Wash, Inc.

IR@mistercarwash.com

Media

media@mistercarwash.com

Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$261,243	$251,172	$1,051,731	$994,727
Costs and expenses
Cost of labor and chemicals	74,847	72,739	302,307	290,705
Other store operating expenses	108,626	105,722	436,674	404,675
General and administrative	25,544	27,925	98,009	107,980
Loss on sale of assets, net	10,989	12,987	14,538	12,435

Total costs and expenses	220,006	219,373	851,528	815,795

Operating income	41,237	31,799	200,203	178,932
Other (income) expense
Interest expense, net	13,634	18,557	58,883	79,488
Loss on extinguishment of debt	540	91	540	1,976
Other income	(35)	(10)	(56)	(5,199)

Total other expense, net	14,139	18,638	59,367	76,265

Income before taxes	27,098	13,161	140,836	102,667
Income tax provision	7,027	3,992	37,759	32,428

Net income	$20,071	$9,169	$103,077	$70,239

Other comprehensive loss, net of tax

Loss on interest rate swap	(377)	—	(293)	—

Total comprehensive income	$19,694	$9,169	$102,784	$70,239

Earnings per share
Basic	$0.06	$0.03	$0.32	$0.22

Diluted	$0.06	$0.03	$0.31	$0.21

Weighted-average common shares outstanding

Basic	327,811,845	322,904,182	326,253,814	320,031,984

Diluted	332,684,097	330,364,039	332,099,696	329,513,232

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$103,077	$70,239
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	88,205	81,366
Stock-based compensation expense	26,633	25,563
Loss on sale of assets, net	14,538	12,435
Loss on extinguishment of debt	540	1,976
Amortization of deferred debt issuance costs	1,103	1,256
Non-cash lease expense	55,483	49,855
Deferred income tax	35,779	30,084
Changes in assets and liabilities
Accounts receivable, net	152	5,513
Other receivables	338	373
Inventory, net	274	3,224
Prepaid expenses and other current assets	1,937	365
Accounts payable	2,698	3,373
Accrued expenses	941	9,157
Deferred revenue	1,802	1,274
Operating lease liability	(48,057)	(42,753)
Other noncurrent assets and liabilities	261	(4,680)

Net cash provided by operating activities	$285,704	$248,620

Cash flows from investing activities
Purchases of property and equipment	(255,399)	(330,079)
Proceeds from sale of property and equipment	48,552	130,227

Net cash used in investing activities	$(206,847)	$(199,852)

Cash flows from financing activities
Proceeds from issuance of common stock under employee plans	5,538	6,510
Payments for repurchases of common stock	—	(19,290)
Proceeds from debt borrowings	—	925,000
Proceeds from revolving line of credit	—	217,000
Payments on debt borrowings	(120,307)	(905,820)
Payments on revolving line of credit	—	(217,000)
Payments of deferred debt issuance costs	—	(5,505)
Principal payments on finance lease obligations	(793)	(748)
Other financing activities	(2,396)	(422)

Net cash used in financing activities	$(117,958)	$(275)

Net change in cash and cash equivalents, and restricted cash during period	(39,101)	48,493
Cash and cash equivalents, and restricted cash at beginning of period	67,612	19,119

Cash and cash equivalents, and restricted cash at end of period	$28,511	$67,612

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	28,450	67,463
Restricted cash, included in prepaid expenses and other current assets	61	149

Total cash, cash equivalents, and restricted cash	$28,511	$67,612

Supplemental disclosure of cash flow information
Cash paid for interest	$60,387	$78,122
Cash paid for income taxes	$2,541	$2,529
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	$5,912	$10,914
Property and equipment accrued in other accrued expenses	$11,181	$9,653
Stock option exercise proceeds in other receivables	$—	$294

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$28,450	$67,463
Accounts receivable, net	639	791
Other receivables	15,485	13,518
Inventory, net	5,485	5,728
Prepaid expenses and other current assets	9,619	11,590

Total current assets	59,678	99,090

Property and equipment, net	914,022	814,600
Operating lease right of use assets, net	942,664	924,896
Other intangible assets, net	110,822	112,507
Goodwill	1,134,830	1,134,734
Other assets	11,122	15,969

Total assets	$3,173,138	$3,101,796

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$27,824	$30,020
Accrued payroll and related expenses	25,074	27,116
Other accrued expenses	41,540	39,162
Current maturities of long-term debt	—	6,920
Current maturities of operating lease liability	53,625	48,986
Current maturities of finance lease liability	879	804
Deferred revenue	35,904	33,960

Total current liabilities	184,846	186,968

Long-term debt, net	796,893	909,094
Operating lease liability	906,371	890,613
Financing lease liability	12,344	13,262
Deferred tax liabilities, net	137,547	101,741
Other long-term liabilities	2,124	1,766

Total liabilities	2,040,125	2,103,444

Stockholders’ equity
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 328,282,533 and 323,693,863 shares outstanding as of December 31, 2025 and 2024, respectively	3,288	3,242
Additional paid-in capital	862,095	830,264
Accumulated other comprehensive income	(293)	—
Retained earnings	267,923	164,846

Total stockholders’ equity	1,133,013	998,352

Total liabilities and stockholders’ equity	$3,173,138	$3,101,796

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income to adjusted EBITDA
Net income	$20,071	$9,169	$103,077	$70,239
Interest expense, net	13,634	18,557	58,883	79,488
Income tax provision	7,027	3,992	37,759	32,428
Depreciation and amortization expense	23,151	20,328	88,205	81,366
Loss on sale of assets, net	10,989	12,987	14,538	12,435
Stock-based compensation expense	6,806	6,892	27,797	27,259
Acquisition expenses	2,010	1,381	5,824	3,357
Non-cash rent expense	1,606	1,863	6,871	6,405
Debt refinancing costs	539	611	539	6,711
Employee retention credit	—	—	—	(5,189)
Other	122	2,498	1,948	6,447

Adjusted EBITDA	$85,955	$78,278	$345,441	$320,946

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income to adjusted net income
Net income	$20,071	$9,169	$103,077	$70,239
Loss on sale of assets, net	10,989	12,987	14,538	12,435
Stock-based compensation expense	6,806	6,892	27,797	27,259
Acquisition expenses	2,010	1,381	5,824	3,357
Non-cash rent expense(1)	1,606	1,863	6,871	6,405
Debt refinancing costs	539	611	539	6,711
Employee retention credit	—	—	—	(5,189)
Other	122	2,498	1,948	6,447
Income tax impact of stock award exercises	765	374	2,003	6,380
Tax impact of adjustments to net income(2)	(4,750)	(5,114)	(12,378)	(11,197)

Adjusted net income, as defined through 2024	$38,158	$30,661	$150,219	$122,847

Non-cash rent expense(1)	(1,606)	(1,863)	(6,871)	(6,405)
Tax impact of adjustments to net income(2)	409	122	1,636	744

Adjusted net income, as defined beginning 2025	$36,961	$28,920	$144,984	$117,186

Diluted adjusted net income per Share, as defined through 2024	$0.11	$0.09	$0.45	$0.37
Diluted adjusted net income per Share, as defined beginning 2025	$0.11	$0.09	$0.44	$0.36
Adjusted weighted-average common shares outstanding - diluted	332,684,097	330,364,039	332,099,696	329,513,232

(1)

Non-cash rent expense was included in the reconciliation of net income to adjusted net income and adjusted net income per diluted share for periods prior to fiscal 2025. Beginning in fiscal 2025, such expenses will no longer be included in the calculation of adjusted net income and adjusted net income per diluted share.

(2)	Tax impacts of adjustments to net income were adjusted prior to and beginning in 2025 for changes in expenses adjusting net income.

	Year Ended December 31,
	2025	2024
Free cash flow
Net cash provided by operating activities	$285,704	$248,620
Adjustments:
Purchases of property and equipment	(255,399)	(330,079)

Free cash flow	$30,305	$(81,459)

	Year Ended December 31,
	2025	2024
Free cash flow excluding growth capital expenditures
Net cash provided by operating activities	$285,704	$248,620
Adjustments:
Purchases of maintenance property and equipment	(28,529)	(29,350)

Free cash flow excluding growth capital expenditures	$257,175	$219,270